Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, and Class Y Shares' Prospectuses of Pioneer Disciplined Value Fund, Pioneer Disciplined Growth Fund, and Pioneer Global Equity Fund and in the Class A,
Class C, and Class Y Shares' Prospectus of Pioneer High Income Municipal Fund; and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Class A, Class B, Class C, and Class Y Shares' Statement of Additional Information of Pioneer Disciplined Value Fund, Pioneer Disciplined Growth Fund, and Pioneer Global Equity Fund and in the Class A,
Class C, and Class Y Shares' Statement of Additional Information of Pioneer High Income Municipal Fund; and to the incorporation by reference of our report, dated October 21, 2009, on the financial statements and financial highlights of Pioneer Disciplined Value Fund, Pioneer Disciplined Growth Fund, Pioneer High Income Municipal Fund in the Annual Report to the Shareowners for the year ended August 31, 2009 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 10 to the Registration Statement
(Form N-1A, No. 333-129005) of Pioneer Series Trust V.


						/s/ ERNST & YOUNG LLP

Boston, Massachusetts
December 22, 2009